UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 14, 2008

ViroPharma Incorporated

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	0-021699	23-2789550
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

397 EAGLEVIEW BOULEVARD, EXTON, PENNSYLVANIA 19341

(Address of Principal Executive Offices) (Zip Code)

(610) 458-7300

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01	Entry into a Material Definitive Agreement.

On May 14, 2008, ViroPharma Incorporated (the “Company”), through a wholly owned subsidiary, ViroPharma Limited, entered into leases of two floors of a commercial building in Maidenhead, Berkshire, United Kingdom, comprising approximately 8,000 square feet of office space, which will serve as the Company’s headquarters in the United Kingdom. The leases expire ten years from the date of the leases. The leases call for a security deposit of £211,712 and annual lease payments of £120,120 during the first twelve months of the leases and annual lease payments of £240,240 during the remainder of the term of the leases. ViroPharma Limited has the right to break each of the leases at the fifth anniversary of the term upon the provision of appropriate notices and payment of an aggregate break fee of £35,285. The leases also included a parent company guarantee by ViroPharma Incorporated of the lease obligations incurred by ViroPharma Limited.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIROPHARMA INCORPORATED

Date: May 20, 2008	By:	/s/ J. Peter Wolf
J. Peter Wolf
Vice President, General Counsel and Secretary